NEWS FOR IMMEDIATE RELEASE

First Advantage Contacts:
Renee Svec	Cindy Williams
Director - Marketing and Communications	Investor Relations Manager
727.214.3411, ext. 5212	727.214.3411, ext. 5260
rsvec@FADV.com	clwilliams@FADV.com

FIRST ADVANTAGE CORPORATION REPORTS OPERATING

RESULTS FOR THE FIRST QUARTER OF 2006

ST. PETERSBURG, Fla., April 25, 2006—First Advantage Corporation (NASDAQ: FADV), a global risk mitigation and business solutions provider, today announced its operating results for the first quarter ended March 31, 2006.

First Advantage reported net income of $12.7 million (22 cents per diluted share) for the quarter ended March 31, 2006, compared with net income of $14.0 million (27 cents per diluted share) for the quarter ended March 31, 2005.

The company adopted the provisions of FAS 123R, “Share Based Payment” as of Jan. 1, 2006 using the modified prospective application method. Results of operations for the quarter ending March 31, 2006, includes share-based compensation expense of $2.9 million ($2.2 million after tax), which reduced basic and diluted earnings per share by 4 cents.

Revenues for the company were $194.3 million compared to $140.3 million for the quarters ended March 31, 2006, and March 31, 2005, respectively.

Earnings before interest, taxes, depreciation and amortization, minority interest and share-based compensation expense (Adjusted EBITDA) were $39.5 million and $30.9 million for the quarters ended March 31, 2006, and March 31, 2005 respectively. EBITDA was $29.9 million for the quarter ended Dec. 31, 2005.

John Long, chief executive officer, said “Year-over-year EPS comparisons are difficult because of FAS 123R and the increase in infrastructure costs primarily due to the CIG transaction which closed in Sept. 2005. Year-over-year adjusted EBITDA comparisons are easier with growth of $8.6 million, or 68 cents per share in 2006 from 60 cents per share in the first quarter of 2005.”

“We are particularly pleased with the first quarter performance of the Lender Services segment. Additionally, the Investigative and Litigation Support Services segment performed well, which we attribute to the expansion of our electronic discovery and computer forensics business via acquisition in late 2005.”

“We also completed several strategic acquisitions in the first quarter of 2006, continuing to expand upon the depth and breadth of our product and service offerings, primarily in the Employer Services segment,” said Long. “Our strategy continues to enable us to expand our operations in both the U.S. and the Asia-Pacific region as we garner additional market share.”

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First Advantage Corporation Reports Operating Results for the First Quarter of 2006

Acquisitions in the first quarter included SkillCheck, Inc., an international pre-employment testing and educational skills assessment company; National Data Verification Service, a New England-based employment screening company; and Brooke Consulting, a Tokyo-based regional employment screening company. First Advantage also contracted to purchase Accufacts Pre-Employment Screening, Inc., which specializes in servicing the screening needs of small and mid-sized companies. The completion of this acquisition is subject to approval of Accufacts’ shareholders.

Management estimates that diluted earnings per share will be in the range of 26 to 30 cents for the quarter ending June 30, 2006, (30 to 34 cents excluding the impact of share-based compensation expense). Total revenue for the quarter ending June 30, 2006, is expected to be between $200 million and $205 million. Adjusted EBITDA for the quarter ending June 30, 2006, is expected to be between $43 million and $47 million.

First Advantage’s first quarter 2006 results will be discussed in more detail on Tuesday, April 25, 2006, at 5:00 p.m. EDT, via teleconference and webcast. The teleconference dial-in number is 888.566.0007 within the U.S. and 312.470.0008 outside the U.S. The teleconference pass code is “Advantage”. The live audio webcast of the call will be accessible from the Investor Relations section of First Advantage’s website at www.FADV.com. An audio replay of the teleconference call will be available through May 2, 2006, by dialing 800.754.7904 within the U.S., or 203.369.3332 outside the U.S. An audio archive of the webcast will also be available for replay on First Advantage’s website following the call.

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First Advantage Corporation Reports Operating Results for the First Quarter of 2006

Summary Income Statement (Unaudited)

(In thousands, except per share amounts)	Three Months Ended March 31,
	2006	2005
Service revenue	$181,219	$128,105
Reimbursed government fee revenue	13,129	12,216

Total revenue	194,348	140,321
Cost of service revenue	56,589	38,162
Government fees paid	13,129	12,216

Total cost of sales	69,718	50,378
Gross margin	124,630	89,943

Salaries and benefits	58,634	39,275
Facilities and telecommunications	7,051	4,994
Other operating expenses	22,551	15,327
Depreciation and amortization	9,210	5,755

Income from operations	27,184	24,592
Interest (expense) income:
Interest expense	(3,241)	(1,069)
Interest income	140	12

Interest (expense) income, net	(3,101)	(1,057)
Equity in earnings of investee	109	467

Income before income taxes and minority interest	24,192	24,002
Provision for income taxes	10,500	10,010

Income before minority interest	13,692	13,992
Minority interest	947	—

Net income	$12,745	$13,992

Per share amounts:
Basic earnings per share	$.23	$.27

Basic weighted-average shares outstanding	55,997	51,099

Diluted earnings per share	$.22	$.27

Diluted weighted-average shares outstanding	57,833	51,380

EBITDA calculation:
Net income	$12,745	$13,992
Provision for income taxes	10,500	10,010
Minority Interest	947	—
Interest Expense	3,241	1,069
Depreciation and amortization	9,210	5,755

Earnings before interest, taxes, depreciation and amortization (EBITDA)*	$36,643	$30,826
Share based compensation expense	2,850	32

Adjusted EBITDA	$39,493	$30,858

Adjusted EBITDA per diluted share	$.68	$.60

Diluted weighted-average shares outstanding	57,833	51,380

*	EBITDA and adjusted EBITDA are not measures of financial performance under generally accepted accounting principles. EBITDA and adjusted EBITDA are used by certain investors to analyze and compare companies.

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First Advantage Corporation Reports Operating Results for the First Quarter of 2006

Segment Financial Information (Unaudited)

	Three Months Ended March 31,
(In thousands, except percentages)	2006 As Reported	2006 Proforma w/o Stock Based Comp	2005
Service revenue
Lender Services	$45,302	$45,302	$39,203
Data Services	35,881	35,881	18,896
Dealer Services	29,629	29,629	19,493
Employer Services	39,662	39,662	29,888
Multifamily Services	16,693	16,693	14,501
Investigative & Litigation Support Services	15,046	15,046	7,006
Corporate	(994)	(994)	(882)

Consolidated	$181,219	$181,219	$128,105

Income (Loss) from operations
Lender Services	$13,481	$13,656	$11,781
Data Services	9,635	9,862	6,285
Dealer Services	3,928	4,022	3,396
Employer Services	2,338	2,796	2,344
Multifamily Services	3,204	3,435	3,655
Investigative & Litigation Support Services	3,069	3,186	185
Corporate	(8,471)	(6,923)	(3,054)

Consolidated	$27,184	$30,034	$24,592

Operating margin percentage of service revenue
Lender Services	29.76%	30.14%	30.05%
Data Services	26.85%	27.49%	33.26%
Dealer Services	13.26%	13.57%	17.42%
Employer Services	5.89%	7.05%	7.84%
Multifamily Services	19.19%	20.58%	25.21%
Investigative & Litigation Support Services	20.40%	21.18%	2.64%
Corporate	N/A	N/A	N/A

Consolidated	15.00%	16.57%	19.20%

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First Advantage Corporation Reports Operating Results for the First Quarter of 2006

About First Advantage Corporation

First Advantage Corporation (NASDAQ: FADV) combines industry expertise with information to create products and services that organizations worldwide use to make smarter business decisions. First Advantage is a leading provider of consumer credit information in the mortgage, automotive and subprime markets; business credit information in the transportation industry; lead generation services; motor vehicle record reports; supply chain security consulting; employment background verifications; occupational health services; applicant tracking systems; recruiting solutions; skills assessments; business tax consulting services; insurance fraud, corporate and litigation investigations; surveillance; computer forensics; electronic discovery; data recovery; due diligence reporting; resident screening; property management software; renters insurance and consumer location services. First Advantage ranks among the top companies in all of its major business lines. First Advantage is headquartered in St. Petersburg, Fla., and has more than 3,800 employees in offices throughout the United States and abroad. More information about First Advantage can be found at www.FADV.com.

First Advantage is a majority-owned subsidiary of The First American Corporation (NYSE: FAF), a FORTUNE 500® company that traces its history to 1889. First American is America’s largest provider of business information, supplying businesses and consumers with valuable information products to support the major economic events of people’s lives. Additional information about the First American Family of Companies can be found at www.firstam.com.

Certain statements in this press release, including those related to international expansion, execution of growth strategy, expansion of service offerings, estimated diluted earnings per share in second quarter 2006, estimated impact of stock based compensation expense on second quarter 2006 diluted earnings, and estimated revenue and adjusted EBITDA in second quarter 2006 are forward looking. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: general volatility of the capital markets and the market price of the company’s Class A common stock; the company’s ability to successfully raise capital; the company’s ability to identify and complete acquisitions and successfully integrate businesses it acquires; changes in applicable government regulations; the degree and nature of the company’s competition; increases in the company’s expenses; continued consolidation among the company’s competitors and customers; unanticipated technological changes and requirements; the company’s ability to identify suppliers of quality and cost-effective data, and other risks identified from time-to-time in the company’s SEC filings. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Investors are advised to consult the company’s filings with the SEC, including its 2005 Annual Report on Form 10-K, for a further discussion of these and other risks.

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